Exhibit 10.16(b)

HORACE MANN SERVICE CORPORATION

EXECUTIVE SEVERANCE PLAN

SCHEDULE A PARTICIPANTS

NAME OR TITLE	EFFECTIVE DATE OF PARTICIPATION*

TIER I PARTICIPANTS
None

TIER II PARTICIPANTS
EVP and CFO	June 1, 2012**
EVP and Chief Marketing Officer	June 1, 2012**
EVP, Property and Casualty	June 1, 2012**
EVP, Annuity, Life, Group	March 15, 2012

TIER III PARTICIPANTS
SVP, HR & Administrative Operations	June 1, 2012**

*	Subject to acceptance within 30 days of the effective date of participation

**      Designates an individual who, as of the Effective Date of Participation, is covered by a Severance Agreement, as defined in Section 4.3(c)(i) of the Plan.

Last updated: May 23, 2012